Exhibit 99.1

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Operator: Greetings and welcome to the Superior Drilling Products and Baker Hughes Strider Agreement Teleconference. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Ms. Deborah Pawlowski, Investor Relations for Superior Drilling Products. Thank you, Ms. Pawlowski, you may begin.

Deborah Pawlowski: Thanks, Michelle, and good morning, everyone. We certainly appreciate your joining us today.

On the call, we have Troy Meier, our Chairman and CEO; Annette Meier, our President and COO; and Chris Cashion, our Chief Financial Officer. Troy is just going to do a brief intro. We wanted to host the call today so you'd have an opportunity to ask us questions regarding this agreement with Baker Hughes. You should have the release that went out last night after the market closed.

We do ask that you restrict your questions to the Baker Hughes agreement, as we are in our period where we're closing out the books for the December quarter.

As you are aware, we may make some forward-looking statements during the formal discussion, as well as during the Q&A. These statements apply to future events that are subject to risks and uncertainties, as well as other factors that could cause the actual results to materially differ from what is stated here today. These risks, uncertainties and other factors are provided in the release, as well as with other documents filed by the Company with the Securities and Exchange Commission. These documents can be found on our website or at sec.gov.

So with that, let me turn it over to Troy to begin. Troy?

Troy Meier: Thanks, Deb. Good morning, everyone. I'm glad you could join us this morning with such short notice. We believe this agreement with Baker Hughes is a great opportunity for us. It enhances our relationship with Baker Hughes, and we believe the Strider is going to really enhance the services that Baker Hughes can provide to their customers on packaged deals. We really feel this is going to be a big win for both Baker Hughes and us. We expect to drive sales growth by utilizing their talents and abilities in sales and marketing and also our talents and abilities with the manufacturing, design and reparability of this tool.

So, with that being said, let's open it up for questions.

Operator: Thank you. We will now be conducting a question-and-answer session. If you'd like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate that your line is in the question queue. You may press star, two if you'd like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Our first question comes from the line of Jason Wangler with Wunderlich Securities. Please proceed with your question.

Jason Wangler: Thanks. Could you maybe just talk, Troy, about the structure of how it works? Is it pricing, or do they call you up and say, "Hey, we have some orders for the product?" How do you see the deal working from them contacting you about getting the orders out? I know that you said in the release that there isn't a set number of units or anything, but how do you see those phone calls or those interactions working?

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Troy Meier: Okay, so the way we see it working is, Baker Hughes has their field locations scattered throughout the US, and the world for that matter, and the services they provide come out of these locations. So, we'll target a certain area as we roll this out, dealing with their field personnel, the people that go and call on the rigs, and also their city sales that call on customers. They package up what we call the BHA or bottom hole assembly. They'll send out a bit, a motor, a MWD (measurement while drilling device), basically all the components needed for the bottom hole assembly that goes out to locations to drill these wells, so what we look at doing is monitoring the inventory levels at these locations. They're going to need to have Strider tools there in their facilities, so they can load them up and get them out to the rig. If you look at, let's say, a location here in the Rocky Mountains, we would look at how many customers they're calling on, their sales plan, what new customers they could bring on with this complete package, and then, give them the inventory levels that they need to supply their customers with these tools.

So, it's going to be location by location. There is not going to be one set plan that just says “we’re going to keep 10 tools at every location.” It will be a custom plan, based on the location and how many tools they need, how long these tools are in the hole, and how quickly do these tools have to be turned around and repaired for the next job? Are they drilling pad wells? Are they drilling single wells? There will be a customization at every single stock point, and how we monitor that will be through our guys that are in the field, and also in city sales, communicating with them directly while all the time making sure that their inventory is maintained and at proper levels.

Jason Wangler: Okay, that's helpful. So, it's more a localized demand, if you will, and then, just servicing that demand. Then, how does that work as far as how you'll get paid? I assume that, when the tools are just at the location, that's not necessarily anything. Is it similar to the Drill N Ream where, when the tool works, it would be earning revenue and you would get a piece of that? I assume that Baker would get a piece of it as well, or how do you see that playing out? I don’t need the specifics, so to speak, just high level how the agreement works, I suppose.

Troy Meier: Baker Hughes will rent out these tools as part of their package deal. They’ll get X amount of dollars per package. We'll have our portion of that set up-front, when they run our tool, it's going to be X amount of dollars, and so, when they invoice their customer and our tool was ran, we’ll invoice them.

Jason Wangler: Okay, that's perfect. I will turn it back in. Thank you.

Operator: Our next question comes from the line of Jeff Eberwein with Lone Star Value. Please proceed with your question.

Jeff Eberwein: Hi. How are you? Can you hear me okay?

Troy Meier: Yes, Jeff. How are you doing?

Jeff Eberwein: Doing good. Yes, so congrats on this announcement. Could you talk a little bit about how broad this is? It's not really clear from the press release. Is this a pilot in one basin at one end of the spectrum or is it a global deal at the other end of the spectrum where there could be sales outside the US? That's question number one, to give us some idea of how big a deal this is.

Second, regarding working capital management, let's take a good case scenario where sales really take off, that's a really high class problem to have, but your working capital will go up, which puts a cash strain on the Company until you get paid. How will you manage that? Thank you.

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Troy Meier: Okay, in regards to how big this deal is, we're looking at, just like you said, a pilot program. We're starting in the Rockies. There are no restrictions to where we can and can't do business; it's just where we're comfortable right now with starting this. Strider is a new tool for us, as you all know, and it's also a new venture for Baker Hughes, so we've chosen to introduce it to customers here in the Rockies and then start spreading out from there. There are no limitations along the lines of, “hey, you can't go here or you can't do it here.” It's going to be a joint attempt between Baker and us to allow them to capture much more market share with customers that are demanding a complete package. This is the one tool that Baker lacked in a complete package. I would assume that it will spread rapidly, and that, as soon as we get it up and rolling here in the Rockies, if they're losing sales to brand X because they don't have an entire package, we'll be there. I don't know where “there” is, but I'm sure we'll be there quickly.

Christopher Cashion: I would like to jump in here, Troy, about the working capital question if you've finished up.

Troy Meier: Yes.

Christopher Cashion: Okay. Yes, Jeff, the working capital is a big question. Let me give a little update, since this is a public forum, on our financing efforts. As we said on the November earnings call, we had several liquidity issues we were pursuing. We've been working on those various options, and we are currently in negotiations with an asset-based lender to put a traditional receivables-backed working capital line in place for the Company. We've made some good progress along that front, and this entity understands what our working capital needs could be, given how this Baker agreement scales. We don't have the deal closed yet, but we are getting close.

Jeff Eberwein: That's great. If I could just ask a follow-up, I know Halliburton and Baker Hughes are operating independently for now, but they're also trying really hard to complete their merger. Let's assume that they are able to complete their merger a few months from now, how would that impact this arrangement that you have with Baker Hughes?

Troy Meier: Well, Jeff, one of the things that we learned in 2015 was that our sales efforts have been focused strictly at the operators. We've realized that our tools, mainly Drill N Ream, have a great benefit to these service companies, so one of our goals for this year is to really focus in on these service companies, whether it's Baker Hughes, Halliburton or Schlumberger. If you have a directional drilling team out there, if you're supplying your tools in a BHA, your tools are really benefitting from Drill N Ream and now Strider, so our focus is to target all of the service companies.

So, if Baker Hughes and Halliburton end up getting the deal together and we're now dealing with a different looking company, we'll be out ahead of that, because we're already dealing with people at the Halliburton side as well. We're talking to these people and they're seeing the benefits of our tools. They're giving us the data that we were really starving for throughout 2015. We're seeing these black boxes that they run in the BHAs. We're now getting that information back from these operators, and they're saying, "Wow, this is neat stuff," or "Look at that the shock and vibration," and "Look at the torque and the drag," and "Look how your tools are benefitting our tools." So, I look at the deal with Baker Hughes and Halliburton and I think it can only be a good thing for us. If they do end up merging, hey, that's great. We'll be talking to a larger company.

Jeff Eberwein: Could you also talk for a minute about the competition? I know National Oilwell Varco has a product that some say you compete against, but does Halliburton or Schlumberger have a product either in the market or in development, or does it make more sense for them to partner with you so they don't have to develop a product themselves? Is there anything in this agreement that would prevent you from doing a similar deal with Halliburton, Schlumberger, or whomever?

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Troy Meier: There is nothing that prevents us from doing a deal with other service companies. To the best of my knowledge, neither Halliburton nor Schlumberger have a drill string stimulation tool. I don't know if their R&D teams are working on something. I have no idea about that at all. But, I do know that the approach that we took with our tool was a major change from the way National Oilwell Varco designed their tool. We looked at it in a much different way. We listened to the complaints from our customers in the field and we looked at what this tool needs to be doing. We believe that there are other tools out there that are trying to shake the drill string. There are some tools out there, like National Oilwell Varco’s tool, that will utilize thrust, and we believe that what we have created here is a tool that can really dial in on the frequency and strength of that thrust. We're not competing with National Oilwell Varco yet. They own the market with their particular tool, but from the early results we're seeing from our tool and what we've learned about our tool in such a short amount of time, we believe that we can go out there with a lot of confidence, and we believe that this is a better tool and much better on your BHA. We can make this tool thrust as hard as the customer wants it to thrust and, with the way this tool has been designed, you can really fine-tune it. We believe the marketplace is going to accept this very well.

Jeff Eberwein: Great. Thanks for answering all those questions and congrats on the deal.

Troy Meier: Thank you.

Christopher Cashion: Thank you, Jeff.

Operator: Our next question comes from the line of Joseph Reagor with ROTH Capital Partners. Please proceed with your question.

Joseph Reagor: Good morning, guys. Congrats on the deal and thanks for taking the questions.

Troy Meier: Good morning, Joe.

Joseph Reagor: I guess we touched on a lot of things, but my first question is, can you talk about how this came together, why Baker Hughes came to you? Have they already tested the tool at all or is this the initial test? Can you give some framework to that?

Troy Meier: Okay. It wasn't so much Baker Hughes coming to us. We deal with Baker Hughes every day, all day long. Whether it's talking to their management teams in Houston or in the Rockies or in the Northeast, at some point in our Company every day, we're dealing with Baker Hughes. We talk a lot. What struggles do they see? What struggles do we see? They have made a tremendous amount of headway in market position with their drill bits throughout 2015. I think I'm free to say that they're number one in the drill bit world. I don't know if that's been announced yet. But one of the things that they’ve shared with us that keeps them from getting even more market share is the fact that they cannot deliver a complete package. As the operators have said, "Look, we just want to do one-stop shopping. Just give us everything, and work our pricing based off of that." So it was really a team effort from both sides. When we began looking at this, we said, "Wow, we have a tool that we believe you'll really be happy with" and, as we started to share that with our Baker contacts in the Rockies, the news was already travelling about the performance of the Strider tool. It's a very small community and, when somebody does something new, everybody hears about it. So, right out of the gate, as we were proving the Strider up, we realized that it would be beneficial for Baker Hughes. We knew that, if they could get more drill bits in the hole, we’d see more drill bits coming to our facility, so we really started working this alignment and trying to figure out how this works. I can't say that they actually came to us and said, "We want this and we want it by this date," or anything like that. It was more like, "Okay, we're going to work this together" and I think we've been doing that. We've been talking about it for two months, maybe closer to three months now.

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Joseph Reagor: Okay. Have they tested the tool at all or are they relying on the field tests that you've done?

Troy Meier: No, they have not tested the tool, but they’ve talked to the customers that have run the tool and they know about the tool. I was at a location two days ago, giving the first introduction to the tool to their sales teams. I sat down with a presentation and talked about the tool, essentially giving them the information that they need to now go out and start talking to their customers about it. I did that on Wednesday and by Thursday we already had a customer.

One of the really neat things about this is the fact that they're tapped in to a lot of customers that we're not; that we don't have MSAs with. A lot of companies right now are not bringing new vendors onto their vendor list, and so, right out of the gate we were able to get a new customer. I think our first two initial runs are going to be with customers that we do not have MSAs with. That makes it even more difficult for us to go talk to them, because of the fact that they're not giving out new MSAs. Yesterday, the first tool that a customer agreed to run for Baker was a good-sized customer that we have not done any work with at all.

Joseph Reagor: Okay, that sounds good. Maybe one final one just on the pricing side. I know you don't give specific pricing, but can you compare what the agreement is like with Baker to what it would be like for you to provide this as a one-off, which I guess you've been doing up to now?

Christopher Cashion: From a margin perspective, Joe, we'll see very similar margins as with our existing business, given certain volumes, of course. We think that margins on the equipment, the tools that we rent to through this agreement, will be very similar to what we've been seeing on our other equipment.

Joseph Reagor: Okay, thanks, guys. I'll turn it over.

Operator: Our next question comes from the line of Reid Walker with Hard 4 Holdings. Please proceed with your question.

Reid Walker: Congratulations. This is obviously a huge step and it's nice to get help on the distribution and with new customers, like you said. You talked a little bit on the Q3 call that you were kind of manufacturing constrained. Hopefully, we continue to have that rich man's problem. But can you talk about that and also talk about the absolute number of runs and customers that have used Strider and if its been used outside of the Rockies yet?

Troy Meier: Okay, in regards to the manufacturing constraints, like every product that's new and in a facility like we have, the first tool takes you, I'm just going to throw some hypothetical numbers out here, let's just say 50 hours to make the first one, and every time we make that tool after that we get more and more efficient with modifying the programs, taking out unnecessary steps in the machine programs and getting cutting tools dialed in. The biggest test for us on Strider, so far, has been that we introduced a tool that we knew would work well in the marketplace, and as soon as we introduced this tool, our team said, "Wow, we can even do better than that," after watching the first tools run and seeing where the wear-and-tear was on them. So we went from what we call a version one, our first Strider, to a version two, to where we're now in a version three. So, to manufacture up to this point has not been as efficient as it should have been, because we started making parts for version one’s design and our team said, "Wait a minute, let's change this. Let's do this modification." And then, we ran with version two, got down that road, started gearing up the programs and said, "Wait a minute, let's do version three." We did that on these engineering prototypes, because of what we learned from while running the tool in the field; what a brine-based drilling mud system does versus an invert drilling mud system; different erosion characteristics, different viscosities. All of the performance has been good on these tools; we just knew it could be better. Dialing in now on version three and allowing our team to really enhance the manufacturing this time, the manufacturing of this tool for our team is going to be very, very efficient. We're not going to have an issue, at least not until we get a lot of orders, as far as keeping up with demand from the field. They're very good at what they're doing right now and they're geared up ready to start producing these tools.

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

Reid Walker: Okay, great. Everybody's been asking about pricing and it sounds like, being the small guy versus the 800 pound gorilla, you might assume that you didn't have much pricing leverage. Because of the market share considerations about National Oilwell Varco selling a full package with their agitator already on there, is there any price compression that you might suffer if they match price in a declining market, or is it a fixed price or fixed percentage?

Troy Meier: We have a price that we put out there and said, "Look, this is what we'll supply this tool to you for," but we know that's going to have to be flexible. They supply a complete package and the advantage to that is, if they have to wiggle a little bit on the bit, they can; if they have to wiggle a little bit on the motor, they can to get this stuff in the hole. We wanted to make sure that our tool was not where all the wiggling was happening.

So we said, "Look, this is the price that we'll supply you the tool for," and we understand if, for some reason, there were issues with the performance of that particular run, whether it was with the bit or the motor or if it's too hard to dial in, whatever caused the poor performance, and that customer makes them take a hit, well then, we have to share in that hit. If they have to reduce that invoice by 20%, I'm sure we're going to take our percentage off our invoice to Baker as well.

Reid Walker: Okay. Two other questions, please. How much direct sales initiatives will we be making on the Strider or are we just going to let Baker handle the sales of this tool with obviously hundreds of sales people and relationships already out there? Is there a margin differential or will we still be trying to sell it as a package with the Drill N Ream? Then one other question, is there any consideration in packaging the DNR, or Drill N Ream, with their bottom hole assembly, so you get pull-through sales on that?

Troy Meier: Yes, with regard to your last question, what we're now seeing with the Drill N Ream is, we're supplying them with the data. We wanted to get the Strider going before we came in with the Drill N Ream, but they've already been asking questions about the Drill N Ream. They have a tool that is an eccentric inline reaming tool, but they know it doesn’t work even close to what Drill N Ream does, and they don't really push that tool or market that tool. I think they are excited to actually start including the Drill N Ream and getting that in to those customers.

Again, we've now run a Drill N Ream on Monobore systems. We just ran another one on a Monobore system over in the Wattenburg, where Baker Hughes was supplying all of the BHA and the services, and again, they've seen a big difference when they've run their system with Drill N Ream. We're going to really start putting that out in front of them and saying, "Hey, look, you're all aware about how much better your other tools perform when you have our tool, the Drill N Ream, in the hole," so we're going to be really aggressive at getting that out in front of them.

Superior Drilling Products, Inc. Baker Hughes Strider Agreement Teleconference January 29, 2016

In regards to the question you had on sales, we're more aggressive right now about getting out in front of customers than we've ever been, especially now that we realize the service companies are a whole new target for us. But, one of the things that we're educating our sales team on is the fact that we have the opportunity right now to sell to and service a very good company in Baker Hughes, and it's something that we've had the opportunity of doing for 20 years. It's really a unique position to be in when you can service individuals and they're on the receiving end of someone coming by with coffee and doughnuts, or "Hey, is everything going well for you guys? Are we doing what we said we were going to do? Are the tools performing well?" They're usually the ones having to supply that service to their customers, and when we start supplying that to them at the various field locations and city sales, they really like that, because they're always the ones having to dish that out to their customers.

Reid Walker: I don't know if you answered the first question I had, which was how many runs have we had with the Strider, any basins outside of the Rockies and how many customers have used it?

Troy Meier: Regarding customers that have used it, so far, to date, three different customers have used our tool. We started off in the Bakken, really with one customer that we were giving the version one and version two of the tool to. We've had several different customers now running it in the Bakken; one even on a heavy silica sand mud system. That was a very good run, as well. I don't have the exact number of runs that we've had, Reid, but over 30 would be my guess. We've run it in the Bakken, as well as over in the Powder River.

Reid Walker: Okay, that's it for me. Thank you and congratulations.

Christopher Cashion: Thanks, Reid.

Operator: Once again, if you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate that your line is in the question queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

There are no further questions at this time. I would like to turn the floor back over to Management for closing comments.

Troy Meier: Okay, thanks. Again, thanks everyone for joining us today. I know it was short notice. As you know, we're going through some very tough times right now in the oil and gas industry, so this is a very exciting opportunity for us to get out there and team up with a very large oilfield service company customer. We're looking forward to it. And we're looking forward to the opportunities that we are finding in 2016 and going to move forward on. With that being said, thanks for joining us and have a great day.

Operator: This concludes today's teleconference. You may disconnect your lines at this time and thank you for your participation.

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